                              BERNARD CHAUS, INC.
                 SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                  FOR HOLDERS OF RECORD ON DECEMBER 17, 1997

                                                                              162510 20 0
-------------  --------------     ------------------------------------        ------------------
SEQUENCE #      ACCOUNT KEY         SUBSCRIPTION CERTIFICATE NUMBER             CUSIP NUMBER

--------------------------                                                    -----------------------
SHS ELIGIBLE TO SUBSCRIBE                                                        RECORD DATE SHARES

         Bernard Chaus, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles each holder of the Company's common stock, $.01 par value per share (the "Common Stock"), as of the close of business on December 17, 1997 (the "Record Date") to receive one transferable right (a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to subscribe for and purchase
5.464751 shares of Common Stock (the "Basic Subscription Privilege") at a subscription price of $1.4309 per share. If any shares of Common Stock are not purchased by holders of Rights pursuant to the Basic Subscription Privilege (the "Excess Shares"), any holder purchasing all of the shares of Common Stock available to it may purchase an additional number of the Excess Shares, if so specified in the subscription documents, subject to proration. No fractional shares or cash in lieu thereof will be issued or paid. In lieu of fractional shares, the aggregate number of shares of Common Stock distributed to each holder upon exercise of the Rights will be rounded up to the next whole number. Set forth above is the number of shares of Common Stock held by such holder; and the number of shares to which each holder is entitled to subscribe pursuant to the Basic Subscription Privilege.


         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED DECEMBER __, 1997 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "INFORMATION AGENT") (TOLL FREE (800) 414-2879). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.


         THIS SUBSCRIPTION CERTFICIATE ORDER FORM MUST BE RECEIVED BY CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 23, 1998 (UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY TO A TIME NOT LATER THAN
5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 28, 1998 (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL BE NULL AND VOID. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE UNLESS THE TERMS OF THE RIGHTS OFFERING ARE SUBSEQUENTLY MATERIALLY AMENDED.

         The Rights represented by this Subscription Certificate may be exercised by duly completing Form 1; and may be transferred, assigned, exercised or sold through a bank or broker by duly completing Form 2; and may be sold through the Subscription Agent by duly completing Form 3. Rights holders are advised to review the Prospectus and instructions, copies of which are available from the Subscription Agent or Information Agent, before exercising or selling their Rights.

 SUBSCRIPTION TO PURCHASE SHARES OF COMMON STOCK OFFERED BY BERNARD CHAUS, INC.
              RETURN TO: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

 By Mail:                                  By Hand:
 ChaseMellon Shareholder Services, L.L.C.  ChaseMellon Shareholder Services, L.L.C.
 Post Office Box 3301                      120 Broadway, 13th Floor
 South Hackensack, New Jersey 07606        New York, New York  10271
 Attn:  Reorganization Dept.               Attn:  Reorganization Dept.


By Overnight Delivery:
ChaseMellon Shareholder Services, L.L.C.
85 Challenger Road, Mail Drop Reorg
Ridgefield Park, New Jersey 07760



SUBSCRIPTION PRICE:  $1.4309 PER SHARE

The registered owner whose name is inscribed hereon, or assigns, is entitled to subscribe for shares of Common Stock, par value $.01 per share (the "Common Stock"), of Bernard Chaus, Inc. ("BCI") upon the terms and subject to the conditions set forth in the Prospectus and instructions relating to the use hereof.

                                BERNARD CHAUS, INC.



By:                                         By:
   --------------------------------            --------------------------------
         Assistant Secretary                       Chairwoman of the Board

THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION CERTIFICATES EVIDENCING FULL RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT.

RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR TRANSFER ONLY PART OF THEIR RIGHTS, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

                                    FORM 1

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

         (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege (one Right needed to subscribe for 5.464751 shares):__________

         (b) Number of shares subscribed for pursuant to the Oversubscription Privilege:_____________________.

         (c) Total Subscription (total number of shares on lines (a) and (b) multiplied by the Subscription Price):$__________*

                  METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):
                  |_| Check, bank draft, or money order payable to "ChaseMellon Shareholder Services, L.L.C., as Subscription Agent";

                               or


                  |_| Wire transfer directed to The Chase Manhattan Bank, New York, NY, ABA No. 021000021, Attention:
                               ChaseMellon Shareholder Services Reorg. Account:
                               323-213057 (Bernard Chaus, Inc.)


         (d) If the Rights being exercised pursuant to the Basic Subscription Privilege do not account for all of the Rights represented by this Subscription Certificate (check only one)

                  |_| Deliver to the undersigned a new Subscription Certificate evidencing the remaining rights to which the undersigned is entitled.

                  |_| Deliver a new Subscription Certificate in accordance with the undersigned's Form 2 instructions (which include any required signature guarantees).

                  |_| Sell the remaining unexercised Rights in accordance with the undersigned's Form 3 instructions.

                  |_| Do not deliver any new Subscription Certificates to me.

                  |_| Check here if Rights are being exercised pursuant to a Notice Of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

                           Name(s) of Registered Holder(s)
                                                          ---------------------
                           Window Ticket Number (if any)
                                                        -----------------------
                           Date of Execution of Notice of Guaranteed
                           Delivery
                                    -------------------------------------------
                           Name of Institution Which Guaranteed Delivery
                                                                        -------

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines
         (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate Subscription Price for all shares represented by this Subscription Certificate (the "Subscription Excess"), the Rights holder exercising this Subscription Certificate shall be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to the limit on the number of shares a Rights holder may purchase pursuant to the Oversubscription Privilege. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

                           ----------------------------------------------------
                                       Subscriber's Signature
                           Telephone No. (       )
                                                  -----------------------------

                                    FORM 2

TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS, OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: For value received, Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Taxpayer Identification Number or Social Security Number of transferee in full):

Name:
     -------------------------------------------------

Address:
        ----------------------------------------------

----------------------------------------------------
Social Security Number or Taxpayer Identification No.


----------------------------------------------------
           Signature(s) of Transferor(s)
Signatures Guaranteed by:




Proceeds from the sale of Rights may be subject to withholding of U.S. taxes unless the Seller's certified U.S. taxpayer identification number (or certificate regarding foreign status) is on file with the Subscription Agent and the seller is not otherwise subject to U.S. backup withholding.



                                    FORM 3

TO SELL SOME OR ALL OF YOUR UNEXERCISED RIGHTS THROUGH THE SUBSCRIPTION AGENT:
The undersigned hereby authorizes the Subscription Agent to sell Rights represented by this Subscription Certificate but not exercised hereby and to deliver to the undersigned a check for the proceeds, if any, from the sale thereof, Less any applicable brokerage commissions, taxes or other direct expenses of sale. The Subscription Agent's obligation to execute orders is subject to its ability to find buyers for the Rights.

-------------------------------------------------------------------------------
                            Subscriber's Signature





In order to sell Rights through the Subscription Agent, you must complete and sign the substitute Form W-9 as provided in Section 8 of the Instructions


                                    FORM 4

DELIVERY INSTRUCTIONS: Address for mailing of stock or new Subscription Certificate or any cash payment in accordance with the Prospectus if other than shown on the reverse hereof:

Name:
     -----------------------------------------------

Address:
        ----------------------------------------------